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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Fund, shareholder and other services" in the Statement of Additional Information and to the use of our reports on the Equity Income Fund, Large Cap Growth Fund, Small Cap Growth Fund, International
Equity Fund, Intermediate Government Fund, Intermediate Investment Grade Fund, Intermediate New York Tax Exempt Fund, Intermediate Tax Exempt Fund, Large Cap Value Fund, S&P 500 Index Fund, U.S. Bond Market Index Fund, Multi-Cap Equity Fund, Enhanced Income Fund, Large Cap Growth CRT Fund, Small Cap Growth CRT Fund, International Equity CRT Fund, Money Fund, New York Tax-Exempt Money
Fund and Treasury Money Fund dated February 12, 2003, in this Registration Statement (Form N-1A No. 33-47703) of BNY Hamilton Funds, Inc.



                                               /s/ ERNST & YOUNG LLP
                                               ---------------------------------

New York, New York
April 29, 2003